Exhibit 4

              Incorporated Under the Laws of the State of Virginia


No.  1                                                                0 shares


                       FBR ASSET INVESTMENT CORPORATION

                         Common Stock (par value $.01)
                           SEE LEGEND ON REVERSE SIDE


THIS CERTIFIES THAT ________________________________________________is the owner of Zero(0) Shares of the Capital Stock of FBR ASSET INVESTMENT CORPORATION, a Virginia corporation, fully-paid and nonassessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this________________day of __________________A.D. _____


             _____________________                _______________________
                 President                           Secretary



                                SHARES $.01 EACH

                              SEE ATTACHED LEGEND
                              -------------------


                                  Certificate

                                      FOR

                                     SHARES

                                     of the

                                 Capital Stock

                                    ISSUED TO

                                      DATE


         For Value Received, _______ hereby sell, assign and transfer unto ___________________________________________________________________ shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer the said Stock on the books of the within named Company with full power of substitution in the premises.
     Dated_____________________________________________________________________
          In presence of
                              ____________________________________________


                    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
              FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND FOR CERTAIN OTHER PURPOSES UNDER THE CODE AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, OTHER THAN
(A) FBR, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, AND
(B) A LOOK-THROUGH ENTITY, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 15% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED STOCK, OTHER THAN (A) FBR, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF PREFERRED STOCK IN EXCESS OF 20% OF THE NUMBER OF OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK, AND (B) A LOOK-THROUGH ENTITY, WHICH MAY NOT BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF PREFERRED STOCK IN EXCESS OF 15% OF THE NUMBER OF OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK, (III) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE, (V) CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE, (VI) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY A DISQUALIFIED ORGANIZATION, OR (VII) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF THE EQUITY STOCK BEING BENEFICIALLY OWNED BY ONE OR MORE ERISA INVESTORS. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S ARTICLES OF INCORPORATION, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.